Exhibit 24.1
THE LUBRIZOL CORPORATION
POWER OF ATTORNEY
Each person whose name is signed below has made, constituted and appointed, and does hereby make, constitute and appoint, JAMES L. HAMBRICK, CHARLES P. COOLEY and JOSEPH W. BAUER as his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of The Lubrizol Corporation to this Registration Statement on Form S-3, including any and all amendments, post-effective amendments or modifications to such Form S-3, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering under the Securities Act, common shares, debt securities, warrants to purchase debt securities, preferred stock, depositary shares, warrants to purchase common shares, preferred stock or depositary shares, and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute but one and the same instrument, has been signed as of the 23rd day of September, 2008.

/s/ James L. Hambrick James L. Hambrick	/s/ Gordon D. Harnett Gordon D. Harnett
Chairman of the Board, President	Director
and Chief Executive Officer
(Principal Executive Officer)

/s/ Charles P. Cooley Charles P. Cooley	/s/ William P. Madar William P. Madar
Sr. Vice President, Treasurer and	Director
Chief Financial Officer
(Principal Financial Officer)

/s/ W. Scott Emerick W. Scott Emerick	/s/ Dominic J. Pileggi Dominic J. Pileggi
Corporate Controller	Director
(Principal Accounting Officer)

/s/ Robert E. Abernathy Robert E. Abernathy	/s/ James E. Sweetnam James E. Sweetnam
Director	Director

/s/ Jerald A. Blumberg Jerald A. Blumberg	/s/ Harriet Tee Taggart Harriett Tee Taggart
Director	Director

/s/ Forest J. Farmer, Sr. Forest J. Farmer, Sr.
Director